EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-37304, 333-74940, 333-114979, 333-123948, 333-137869, 333-158500 and 333-187619 on Form S-8 of our report dated March 28, 2014, relating to the consolidated financial statements of The Management Network Group, Inc. appearing in this Annual Report on Form 10-K of The Management Network Group, Inc. for the year ended December 28, 2013.

/s/ DELOITTE & TOUCHE LLP

KANSAS CITY, MISSOURI

March 28, 2014